As filed with the Securities and Exchange Commission on October 9, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Registration Statement
under
The Securities Act of 1933

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2334820 (I.R.S. employer identification no.)

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(Address of principal executive offices, including zip code)

AAR CORP. 2013 Stock Plan
 (As Amended and Restated Effective July 13, 2020)
 (Full title of the plan)

Jessica A. Garascia
Vice President, General Counsel and Secretary
AAR CORP.
One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(Name and address of agent for service)

(630) 227-2000
(Telephone number, including area code, of agent for service)

With a copy to:

Lauralyn G. Bengel
Schiff Hardin LLP
233 South Wacker Drive
Suite 7100
Chicago, Illinois 60606
(312) 258-5670

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value per share (1)	2,100,000	(2)	$40,478,500.80	$4416.21

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated on the basis of (i) $18.94 per share with respect to 783,176 shares of Common Stock issuable pursuant to outstanding stock options; and (ii) $19.475 per share, the average of the high and low sales prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on October 6, 2020 with respect to 1,316,824 shares (see Rules 457(c) and (h) of the Securities Act of 1933).

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

The contents of the Registration Statements on Form S-8 (File No. 333-191915 and File No. 333-214445), filed by the Registrant with the Securities and Exchange Commission on October 25, 2013 and November 4, 2016, respectively, registering 2,500,000 and 2,850,000 shares of its common stock, $1.00 par value per share, respectively, issuable under the Plan, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in the Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statements on Form S-8 (File No. 333-191915 and File No. 333-214445), as described above, and is incorporated herein by reference.

Item 8. Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

Exhibit Number	Exhibit

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K dated July 22, 2004).

3.2	Bylaws, as amended July 9, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 13, 2018).

4	AAR CORP. 2013 Stock Plan (As Amended and Restated Effective July 13, 2020) (incorporated by reference to Exhibit C to the Registrant’s Proxy Statement dated August 28, 2020).

5	Opinion of Schiff Hardin LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Schiff Hardin LLP (contained in the Opinion filed as Exhibit 5).

24	Power of Attorney (set forth on the signature page).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 7th day of October, 2020.

AAR CORP.

By:	/s/ John M. Holmes
John M. Holmes
President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints John M. Holmes and Jessica A. Garascia, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed effective October 7, 2020 by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Holmes John M. Holmes	President and Chief Executive Officer; Director (Principal Executive Officer)	October 7, 2020

/s/ Sean M. Gillen Sean M. Gillen	Vice President and Chief Financial Officer (Principal Financial Officer)	October 7, 2020

/s/ Eric S. Pachapa Eric S. Pachapa	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 7, 2020

/s/ David P. Storch David P. Storch	Chairman of the Board; Director	October 7, 2020

/s/ Anthony K. Anderson Anthony K. Anderson	Director	October 7, 2020

/s/ Michael R. Boyce Michael R. Boyce	Director	October 7, 2020
/s/ H. John Gilbertson, Jr. H. John Gilbertson, Jr.	Director	October 7, 2020

/s/ James E. Goodwin James E. Goodwin	Director	October 7, 2020

/s/ Robert F. Leduc Robert F. Leduc	Director	October 7, 2020

/s/ Duncan J. McNabb Duncan J. McNabb	Director	October 7, 2020

/s/ Peter Pace Peter Pace	Director	October 7, 2020

/s/ Jennifer L. Vogel Jennifer L. Vogel	Director	October 7, 2020

/s/ Marc J. Walfish Marc J. Walfish	Director	October 7, 2020

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